Ex99-7

                                                 BY-LAWS

                                                    OF

                                    DATA-TRACK ACCOUNT SERVICES, INC.

                                                ARTICLE I
                                                 OFFICES

                  Section 1.        Principal Office.  The principal  office of the corporation  shall be in the City of Buffalo, State of New York.

                  Section 2.        Other Offices.   The  corporation  may have  such  other  offices  and
places of business, within or without the State of New York, as may be determined by the Directors.

                                                ARTICLE II
                                               SHAREHOLDERS

                  Section 1.        Place of  Meetings  of the  shareholders  may be held at such place or places,  within or without  the State of New York,  as shall be fixed by the  Directors  and stated in the notice of the meeting.

                  Section 2.        Annual Meeting.  The annual meeting of  shareholders  for the election of Directors and the  transaction  of such other business as may properly come before the meeting shall be held at 10:00 a.m., or as soon thereafter as the presiding  officer may conveniently  direct, on the third
Thursday of February in each year (if not a legal holiday,  and if a legal holiday,  then at the same hour on the next succeeding business day) or on such other business day as the Board of Directors may fix.

                  Section 3.        Notice of Annual Meeting.    Written  notice  of  the  annual  meeting
shall be given to each  shareholder  entitled to vote,  at least ten (10) days but no more than fifty (50)
days prior to the meeting.

                  Section 4.        Special Meetings.  Special meetings of the  shareholders for any purpose  or  purposes  may be  called by the  President  or Board of  Directors  and must be called by the
President  or  Secretary  upon  receipt  by  either  of them of the  written  request  of the  holders  of twenty-five (25) percent of the stock then outstanding and entitled to vote.

                  Section 5.        Notice of Special Meeting.   Written  notice  of  a  special  meeting,
stating the time, place and purpose or purposes  thereof,  shall be given to each shareholder  entitled to vote,  at least ten (10) days out no more than  fifty  (50) days prior to the  meeting.  The notice  shall also set forth at whose direction it is being issued.

                  Section 6.        Quorum.  At any meeting of the  shareholders,  the holders of record of a majority  of the shares of stock then  entitled to vote,  shall  constitute  a quorum for all  purposes, except as otherwise provided by law or the Certificate of Incorporation.

                  Section 7.        Voting.  Except as may be  otherwise  provided  by the  Certificate  of
Incorporation,  at each meeting of the shareholders,  every holder of stock then entitled to vote may vote in person or by proxy, and shall have one vote for each share of stock registered in his name.

                  Section 8.        Adjourned Meetings.       Any   meeting   of   shareholders   may   be
adjourned to a designated time and place by a vote of a majority in interest of the  shareholders  present in person or by proxy and  entitled to vote,  even  though less than a quorum is so present.  No notice of such an adjourned meeting need be given,  other than by announcement at the meeting,  and any business may be transacted which might have been transacted at the meeting as originally called.

                  Section 9.        Action by Written Consent of Shareholders.  Whenever by any  provision of statute or of the  Certificate  of  Incorporation  or of these  By-Laws,  shareholders  are required or permitted  to take any  action by vote,  such  action may be taken  without a meeting  on written  consent setting  forth the action so taken,  signed by the  holders of all  outstanding  shares  entitled  to vote thereon.

                  Section 10.       Appraisal Rights.  If, at any  meeting,  action is  proposed to be taken which would, if taken,  entitle  shareholders  to receive  payment for shares,  the notice of such meeting shall include a statement of that purpose and to that effect.

                                               ARTICLE III
                                                DIRECTORS

                  Section 1.        Number. The number of  directors of the  corporation  shall be no less than two (2),  who shall hold office for the term of one year and/or  until their  successors  are elected and  qualify.  The number of Directors  may be  increased  or decreased  from time to time by amendment to these  By-Laws  made by a majority of the Board of Directors or by the  shareholders.  Directors  need not be shareholders.

                  Section 2.        Powers. The Board of  Directors  may adopt such rules and  regulations for the  conduct of  business  of its  meetings,  the  exercise  of its powers and the  management  of the affairs of the  corporation,  as it may deem proper,  not  inconsistent  with the laws of the State of New
York, the Articles and/or Certificate of Incorporation or these By-Laws.

                  In addition to the powers and  authorities  by these By-Laws  expressly  conferred  upon it, the Board of Directors  may exercise  all such powers of the  corporation  and do such lawful acts and things as are not by statute or by the Articles and/or  Certificate of  Incorporation  or by these By-Laws directed or required to be exercised or done by the shareholders.

                  Section 3.        Meeting, Quorum, Meeting by Telephone, Action Without Meeting.
Meetings of the Board of  Directors  may be held at any place,  either  within or outside the State of New
York  provided a quorum be in  attendance.  Except as may be  otherwise  provided  by the  Certificate  of
Incorporation  or by the  corporate  laws of the State of New York, a majority of the  Directors in office shall  constitute  a quorum  at any  meeting  of the  Board  and the  vote of a  majority  of a quorum  of
Directors shall constitute the act of the Board.

                  The Board of Directors may hold an annual  meeting,  without notice,  immediately  after the annual  meeting of  shareholders.  Regular  meetings  of the Board of  Directors  may be held  without notice  at such  time  and at such  place  as  shall  from  time to time be  determined  by the  Board  of
Directors.  The  Chairman  of the Board  (if any) or the  President  or  Secretary  may  call,  and at the request  of any two  Directors,  must call a special  meeting  of the Board of  Directors  by  appropriate notice.  Five days'  notice is required  when given by mail,  or two days'  notice is required  when given personally or by telegraph or cable to each Director.

                  Any one or  more  members  of the  Board  of  Directors  or any  Committee  thereof  may participate  in a meeting of such Board or any  Committee  by means of a  conference  telephone or similar communication  equipment allowing all persons  participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

                  Any  action  required  or  permitted  to be  taken  by the  Board  of  Directors  or any
Committee  thereof may be taken without a meeting if all members of the Board or the Committee  consent in writing to the adoption of a resolution  authorizing the action.  The resolution and the written  consents thereto by the members of the Board or  Committee  shall be filed with the minutes of the  proceedings  of the Board or Committee.

                  Section 4.        Resignation, Vacancies, Removal.   Any  Director  may  resign  at  any
time by giving  written notice to the President or the Secretary.  Such  resignation  shall take effect at
the  time  stated  therein.   Except  as  otherwise   provided  in  the  Articles  and/or  Certificate  of
Incorporation  or in the  following  paragraph,  vacancies  occurring  in the  membership  of the Board of
Directors,  from whatever  cause  arising,  may be filled by a majority  vote of the remaining  Directors, though less than a quorum.

                  Any one or more of the  Directors  may be  removed  for  cause by action of the Board of
Directors  taken by a vote of a  majority  of all  Directors  then in office  at any  regular  or  special meeting of the Board.

                  Section 5.        Committees.    The Board of Directors,  by resolution  adopted by
a majority of the entire Board,  may designate from its members an Executive  Committee or other committee or  committees,  each  consisting of three or more  members,  and each of which shall have such powers and authority (to the extent permitted by law) as may be provided in said resolution.

                  Section 6.        Compensation.    Directors,  as such,  shall not  receive  any  stated
salary  for their  services,  but by  resolution  of he Board of  Directors  a fixed fee and  expenses  of attendance,  if any, may be allowed for  attendance at each regular or special  meeting of the Board or of any committee of the Board,  provided  that nothing  herein  contained  shall be construed to preclude any
Director from serving the corporation in any other capacity and receiving compensation therefor.

                                                ARTICLE IV
                                                 OFFICERS

                  Section 1.        Executive Officers.    The   executive   officers  of  the
corporation shall be a President,  one or more Vice-Presidents,  a Treasurer and a Secretary,  all of whom shall be elected  annually by the  Directors  and shall hold office for such term as may be  prescribed by the Board.  All vacancies  occurring  among any of the offices may be filled by the Board of Directors or, in its  discretion,  the Board may leave unfilled at its pleasure any of the foregoing  offices except the offices of  President,  Treasurer  and  Secretary.  Any officer may be removed at any time with or without cause by the Board of Directors.

                  Section 2.        Other Officers.  The  Board  of  Directors   may  appoint  such  other
officers and agents with such powers and duties as it shall deem necessary.

                  Section 3.        The President.   The  President,  shall  be a member  of the  Board of
Directors,  shall, in the absence or  non-election of a Chairman of the Board,  preside at all meetings of the  shareholders  and directors and perform such other duties as from time to time may be assigned to him by the Board of  Directors.  In the absence of the Chairman of the Board,  or in the event that there is a vacancy  in the  office of the  Chairman,  the  President  shall be the  Chief  Executive  Officer  of the corporation  and  shall  perform  all of the  duties  of the  Chairman  of the  Board  as well as those of
President.

                  Section 4.        The Vice-President.  The  Vice-President,   or  if  there  be
more than one,  the  Vice-Presidents  (who may have such  designations,  if any, as the Board of Directors may determine),  in the order of their  seniority or in any other order  determined by the Board shall, in the absence or disability of the  President,  exercise the powers and perform the duties of the President, and each  Vice-President  shall  exercise  such other  powers  and  perform  such  other  duties as may be prescribed by the President or the Board.

                  Section 5.        The Treasurer.   The  Treasurer  shall  have  custody  of  all  funds,
securities  and other  valuable  effects  of the  corporation;  he shall  receive  and give  receipts  and acquittances  for moneys  paid in on account of the  corporation;  he shall  deposit  all moneys and other valuable  effects  in the  name  and to the  credit  of the  corporation  in such  depositories  as may be designated  by the  Board of  Directors;  he shall pay out of the funds on hand all  bills,  payrolls  and other just debts of the  corporation,  of whatever  nature,  upon  maturity;  he shall enter  regularly in books to be kept by him for that purpose,  full and accurate  accounts of all moneys received and paid out by him on account of the  corporation,  and he shall  perform all other  duties  incident to the office of
Treasurer and as may be prescribed by the Board.

                  Section 6.        The Secretary.   The   Secretary   shall  keep  the   minutes  of  all
proceedings of the Board of Directors and of the  shareholders;  he shall attend to the giving and serving of all notices to the shareholders  and Directors or other notice required by law or by these By-Laws;  he shall affix the seal of the corporation to deeds,  contracts and other  instruments in writing requiring a seal, when duly signed on behalf of the  corporation;  he shall have charge of the  certificate  books and stock  books and such  other  books and papers as the Board may  direct,  and he shall  perform  all other duties incident to the office of Secretary as the Board may prescribe.

                                                ARTICLE V
                                              CAPITAL STOCK

                  Section 1.        Form and Execution of Certificates.  Certificates  of stock  shall be in such  form as  required  by the laws of the  State of New York  and as shall be  adopted  by the  Board of
Directors.  They shall be numbered and  registered in the order  issued;  shall be signed by the President or a  Vice-President  and by the Secretary or the Treasurer and shall be sealed with the corporate seal or a facsimile  thereof.  When such a certificate  is  countersigned  by a transfer  agent or registered by a registrar, the signatures of any such officers may be facsimile.

                  Section 2.        Transfer.  Transfer  of  shares  shall  be made  only  upon  the books of the  corporation by the registered  holder in person or by attorney,  duly  authorized,  and upon surrender of the  certificate  or  certificates  for such shares duly  endorsed or  accompanied  by proper evidence of  succession,  assignment  or authority to transfer.  A record shall be made of each  transfer, and  whenever  a  transfer  shall be made for  collateral  security,  and not  absolutely,  it shall be so expressed in the entry of the transfer on the record of shareholders of the corporation.

                  Section 3.        Lost or Destroyed Certificates.    The   holder  of  any   certificate
representing  shares  of stock of the  corporation  may  notify  the  corporation  of any  loss,  theft or destruction  thereof,  and  the  Board  of  Directors  may  thereupon,  in  its  discretion,  cause  a new certificate  for the same number of shares,  to be issued to such holder upon  satisfactory  proof of such loss,  theft or  destruction,  and the deposit of indemnity by way of bond or otherwise,  in such form and amount  and with  such  surety or  sureties  as the Board of  Directors  may  require,  to  indemnify  the corporation against loss or liability by reason of the issuance of such new certificates.

                  Section 4.        Record Date.         In   lieu   of   closing   the   books   of   the
corporation,  the Board of Directors  may fix in advance a date,  not  exceeding  fifty days nor less than ten days, as the record date for the  determination  of shareholders  entitled to receive notice of, or to vote at,  any  meeting  of  shareholders,  or to consent  to any  proposal  without a meeting,  or for the purpose of determining  shareholders  entitled to receive  payment of any  dividends,  or allotment of any rights, or for the purpose of any other action.

                                                ARTICLE VI
                                              MISCELLANEOUS

                  Section 1.        Dividends.       Subject   to  the   applicable   provisions   of  the
Articles and/or  Certificate of  Incorporation,  the Board of Directors may declare dividends from time to time upon the capital stock of the corporation from the surplus or net profits available therefor.

                  Section 2.        Fiscal Year.     The fiscal  year of the  corporation  shall  begin on
the 1st day of October in each calendar  year and end on the 30th day of September of the next  succeeding calendar year.

                  Section 3.        Checks, Notes, etc.  Checks,    notes,   drafts,   bills   of
exchange  and  orders for the  payment of money  shall be signed or  endorsed  in such  manner as shall be determined by the Board of Directors.

                  The funds of the  corporation  shall be  deposited  in such bank or trust  company,  and checks drawn  against such funds shall be signed in such manner,  as may be  determined  from time to time by the Board of Directors.

                  Section 4.        Notice and Waiver of Notice. Any  notice  required  to be  given under these  By-Laws may be waived by the person  entitled  thereto,  in writing,  by  telegram,  cable or radiogram,  and the presence of any person at a meeting shall  constitute  waiver of notice  thereof as to such person.

                  Whenever  any notice is required by these  By-Laws to be given,  personal  notice is not meant unless  expressly so stated;  and any notice so required  shall be deemed to be  sufficient if given by  depositing  it in a  post  office  or  post  box in a  sealed  postpaid  wrapper,  addressed  to  such shareholder,  officer or director,  at such address as appears on the books of the  corporation,  and such notice shall be deemed to have been given on the day of such deposit.

                                               ARTICLE VII
                                      INDEMNIFICATION AND INSURANCE

                  Section 1.        Indemnification. Any person  made a party to an action or  proceeding, by  reason of the fact that he,  his  testator  or  intestate,  is or was a  director  or  officer  of the corporation,  or of any other  corporation,  domestic or  foreign,  which he, his  testator  or  intestate served in any  capacity  at the  request  of the  corporation,  shall be  indemnified  by the  corporation against  the  expenses  (including  attorney's  fees,  judgments,  fines and amounts  paid in  settlement)
actually  incurred by him as a result of such action or  proceeding,  or any appeal  therein,  to the full extent permissible.

                  Section 2.        Insurance.   The corporation  may purchase and maintain  insurance
to indemnify the corporation and the directors and officers to the extent permitted.

                                               ARTICLE VIII
                                                AMENDMENTS

                  Section 1.        As provided in the Articles of the Company,  authority to make, alter, amend and repeal the  By-Laws of the Company is  expressly  vested in the Board of  Directors,  subject to the power of the shareholders to change or repeal such By-Laws.